UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2015

First Horizon National Corporation

(Exact Name of Registrant as Specified in Charter)

TN	001-15185	62-0803242
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

165 MADISON AVENUE
MEMPHIS, TENNESSEE	38103
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code - (901) 523-4444

(Former name or former address, if changed from last report)

_____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading under Registrant’s Employee Benefit Plans.

First Horizon National Corporation (“FHNC”) has provided a notice to participants in FHNC’s Savings Plan (the “Plan”) informing them that there will be a temporary “blackout period” that will apply to the Plan due to the Plan’s engagement of a new administrator. The notice stated that, during the blackout period, Plan participants will be unable to change investments in their individual accounts, change their deferral elections, obtain a loan from the Plan, or obtain a distribution from the Plan. The notice further stated that the blackout period will be in effect beginning at 4:00 p.m. Eastern time on March 26, 2015 and is expected to end during the week of April 13, 2015.

In connection with the foregoing, on February 13, 2015, FHNC sent a notice to its directors and executive officers informing them that they are prohibited from, directly or indirectly, purchasing, selling, or otherwise acquiring or transferring any equity securities of FHNC (or derivatives thereof). The notice further stated that the prohibition is required by Section 306(a) of the SarbanesOxley Act of 2002 and governed by Regulation BTR of the U.S. Securities and Exchange Commission. The notice to directors and executive officers is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

During the blackout period and for a period of two years after the ending date thereof, a security holder of FHNC or other interested person may obtain, without charge, information regarding the actual beginning and ending dates of the blackout period, by contacting:

First Horizon National Corporation

165 Madison Avenue

Memphis, Tennessee 38103

Attention: John M. Daniel, Executive Vice President – Chief Human Resources Officer

Telephone: (901) 523-4444

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit #	Description
99.1	Notice to directors and executive officers dated February 13, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation
(Registrant)

Date: February 13, 2015	By:	/s/ Clyde A. Billings, Jr.
Senior Vice President, Assistant
General Counsel, and Corporate Secretary

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EXHIBIT INDEX

Exhibit #	Description
99.1	Notice to directors and executive officers dated February 13, 2015.

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